UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2007

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosures contained in “Item 2.01. Completion of Acquisition or Disposition of Assets,” “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement” and “Item 3.02. Unregistered Sales of Equity Securities” and Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 26, 2007, Ventas, Inc. (the “Company”) completed the acquisition of all of the assets of Sunrise REIT (the “Sunrise Acquisition”) pursuant to the terms of a purchase agreement dated as of January 14, 2007, as amended, among the Company, its wholly owned subsidiaries, Ventas SSL Ontario I, Inc. (formerly 2124678 Ontario Inc., the “Securities Purchaser”) and Ventas SSL Ontario II, Inc. (formerly 2124680 Ontario Inc., the “Asset Purchaser” and, together with the Securities Purchaser, the “Purchasers”), Sunrise REIT, Sunrise REIT Trust (“Sub Trust”) and Sunrise REIT GP Inc. (“Sunrise GP”), in its capacity as general partner of Sunrise Canadian UPREIT, LP (“UPREIT”). The aggregate consideration for the Sunrise Acquisition, including the assumption of debt, was approximately Cdn $2.26 billion (or approximately USD $1.96 billion, using the Company’s effective exchange rate, taking into account its existing foreign exchange contracts).

At the effective time of the Sunrise Acquisition, the Securities Purchaser purchased all of the interests and assumed all of the liabilities of Sunrise REIT Canadian Holdings Inc. (“Canco”) and certain of Sunrise REIT’s intercompany notes held by Sub Trust, and the Asset Purchaser acquired all of Sunrise REIT’s remaining assets and liabilities from Sunrise REIT, Sub Trust and UPREIT. Immediately following the Sunrise Acquisition, each unit of beneficial interest of Sunrise REIT outstanding immediately prior to the effective time was redeemed at a redemption price of Cdn $16.50 in cash without any action on the part of the unitholders.

As a result of the Sunrise Acquisition, the Company acquired a 100% interest in 18 senior living communities and a 75-85% interest in 59 additional senior living communities, with the minority interest in those 59 communities being owned by affiliates of Sunrise Senior Living, Inc. (“Sunrise”). Of the 77 communities, 66 are located in metropolitan areas of 19 U.S. states and 11 are located in the Canadian provinces of Ontario and British Columbia. In addition, the Company expects to acquire for a fixed price two newly constructed communities in the U.S. and Canada in 2007 or 2008.

The letter agreement dated January 14, 2007 (the “Letter Agreement”) between the Company and Sunrise as to modifications to various management and other agreements and contractual relationships between Sunrise and its affiliates, on the one hand, and Sunrise REIT and its affiliates, on the other hand (the “Existing Agreements”), remains in effect. Although not required, the Company and Sunrise may enter into various amendments to the Existing Agreements to further address the matters set out in the Letter Agreement, the terms of which were described in the Company’s Current Report on Form 8-K filed on January 19, 2007.

Upon consummation of the Sunrise Acquisition, the Company and Sunrise REIT entered into a settlement agreement pursuant to which the Company agreed to settle all outstanding litigation against Sunrise REIT, as disclosed in the Company’s Current Report on Form 8-K filed on April 12, 2007.

The Company funded the Sunrise Acquisition through borrowings under the Credit Agreement (defined below), the issuance of 700,000 shares of its Series A Senior Preferred Stock, par value $1.00 per share (the “Shares”), and the assumption of $880 million of existing mortgage debt.

A copy of the press release issued by the Company and Sunrise REIT on April 26, 2007 announcing the completion of the Sunrise Acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 26, 2007, the Company, together with certain of its subsidiaries, as guarantors, and Ventas Realty, Limited Partnership, a wholly owned subsidiary of the Company (“Ventas Realty”), as borrower, entered into an Interim Loan and Guaranty Agreement (the “Credit Agreement”) with Merrill Lynch Capital Corporation, as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners, and the lenders referred to therein. Ventas Realty borrowed $530 million under the Credit Agreement to fund a portion of the purchase price of the Sunrise Acquisition.

Borrowings outstanding under the Credit Agreement bear interest at a fluctuating rate per annum equal to an applicable percentage over (i) in the case of Eurodollar rate loans, a one-, two- or three-month Eurodollar rate, at Ventas Realty’s option, or (ii) in the case of base rate loans, the higher of (x) the federal funds rate in effect for the relevant period plus 0.50% and (y) the annual rate of interest quoted in “The Wall Street Journal,” Money Rates Section as the “prime rate.” The applicable percentage is 1.25% for Eurodollar rate loans and zero for base rate loans. However, if the loans are not repaid in full on or prior to October 26, 2007, the applicable percentage will increase to 2.00% for Eurodollar rate loans and 1.00% for base rate loans.

Ventas Realty’s obligations under the Credit Agreement are guaranteed by the Company and certain of its other subsidiaries identified therein.

The Credit Agreement matures on October 26, 2007, but may be extended, at Ventas Realty’s option, subject to the satisfaction of certain conditions set forth in the Credit Agreement, for an additional period of six months. Loans outstanding under the Credit Agreement may be repaid from time to time without premium or penalty, other than customary breakage costs, if any, with respect to Eurodollar rate loans. Loans outstanding must be repaid in the event Ventas Realty, the Company or any of the other guarantors issues unsecured notes or otherwise incurs indebtedness in excess of $10 million (other than certain specified indebtedness as set forth in the Credit Agreement).

The Credit Agreement imposes various restrictions on Ventas Realty, the Company and the other guarantors, including restrictions pertaining to: (i) liens; (ii) investments; (iii) the incurrence of additional indebtedness; (iv) mergers, sales of assets and dissolutions; (v) certain dividend, distribution and other payments; (vi) permitted businesses; (vii) transactions with affiliates; (viii) agreements limiting certain guarantees or liens; and (ix) the maintenance of certain consolidated total leverage, secured debt leverage and unsecured leverage ratios, consolidated fixed charge and unencumbered interest coverage ratios and minimum consolidated adjusted net worth.

The Credit Agreement contains usual and customary events of default. If a default occurs and is continuing, Ventas Realty may be required to repay all amounts outstanding thereunder.

The foregoing description is qualified by reference in its entirety to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 26, 2007, the Company issued and sold the Shares through a private placement pursuant to a Purchase Agreement dated April 26, 2007 (the “Purchase Agreement”) among the Company, Ventas Realty and the Purchasers named therein (the “Purchasers”) for an aggregate purchase price of $698,250,000 (after giving effect to a $1,750,000 deduction representing a commitment fee) in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The Purchase Agreement contemplates the resale of the Shares by the Purchasers to qualified institutional buyers pursuant to Rule 144A promulgated under the Act. The exemptions under Section 4 (2) and Rule 144A of the Act are, in part, based upon the representations of the Purchasers in the Purchase Agreement that, among other things, each of the Purchasers is a “qualified institutional buyer” as defined by Rule 144A under the Act and that the Purchasers will offer and sell the Shares only to persons whom they, or their agents, reasonably believe are qualified institutional buyers. The Shares are governed by the terms of the Certificate of Designation of Relative Rights, Preferences, Limitations and Other Rights of Series A Senior Preferred Stock (the “Certificate of Designation”).

The Company used the proceeds from the sale of the Shares to fund a portion of the purchase price for the Sunrise Acquisition.

Pursuant to the Certificate of Designation, the holders of the Shares are entitled to receive in cash, as and when declared by the Company’s Board of Directors, dividends in an amount equal to LIBOR plus 1.25% per annum, subject to specified increases on the date that is three months after the date of issuance and every month thereafter. Dividends are payable monthly in arrears on the 15th day of each month, beginning June 15, 2007. The Shares may be redeemed at the Company’s option, in whole or in part, at any time or from time to time at a redemption price equal to 100% of the liquidation preference (described below), plus accrued and unpaid dividends to the date of redemption. In addition, under certain circumstances relating to the receipt of net proceeds from capital contributions or the issuance of stock, the Company will be required to apply such proceeds to redeem the Shares. If the Company undergoes certain change in control transactions, the Company is required to make an offer to repurchase all of the Shares at a purchase price equal to the 100% of the liquidation preference, plus accrued and unpaid dividends to the repurchase date.

The Shares generally have no voting rights, except as expressly set forth in the Certificate of Designation. If the Company fails to pay dividends on the Shares for six months, whether or not consecutive, the number of directors constituting the Company’s Board of Directors will be increased by two, and the holders of the outstanding Shares will be entitled to elect those two additional directors, voting together as a single class.

The Shares have a liquidation preference of $1,000 per share. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of the Shares will be entitled to receive out of the Company’s assets, prior to the holders of the Company’s common stock and any other class or series of capital stock with rights junior to the Shares, for each Share held by such holders, the liquidation preference.

In connection with the sale of the Shares, the Company and the Purchasers entered into a Registration Rights Agreement dated as of April 26, 2007 (the “Registration Rights Agreement”) pursuant to which, among other things, the Company agreed to file with the Securities and Exchange Commission (the “Commission”), in certain circumstances, and to use its commercially reasonable best efforts to have declared effective by the Commission, up to two registration statements covering resales of the Shares.

On April 26, 2007, the Company entered into letter agreements with Purchasers of the Shares (each, a “Board Waiver”) waiving certain stock ownership limitations contained in Article XII of the Company’s Certificate of Incorporation, as amended, with respect to the Shares under the terms and conditions set forth therein.

The foregoing description is qualified by reference in its entirety to the Certificate of Designation, the form of Board Waiver, the Purchase Agreement, and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 4.1, 4.2, 10.2 and 10.3, respectively, and incorporated in this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The Certificate of Designation provides, among other things, for preferential rights of the Series A Senior Preferred Stock as to dividends and liquidation over those of the Company’s common stock, par value $0.25 per share (“Common Stock”), and a prohibition on the payment of dividends on the Common Stock (other than dividends in shares of Common Stock) or the redemption or purchase of the Common Stock by the Company unless full cumulative dividends on the outstanding Shares have been declared and paid.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2007, the Company filed with the Delaware Secretary of State the Certificate of Designation authorizing and fixing the terms of the Series A Senior Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Report is required to be filed.

(b)	Pro Forma Financial Information.

Pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Report is required to be filed.

(c)	Exhibits:

Exhibit Number	Description

4.1	Certificate of Designation of Relative Rights, Preferences, Limitations and Other Rights of Series A Senior Preferred Stock of the Company.

4.2	Form of Letter Agreement dated April 26, 2007 between the Company and Purchasers of the Shares relating to a limited waiver of the provisions of Article XII of the Certificate of Incorporation, as amended, of the Company.

10.1	Interim Loan and Guaranty Agreement dated as of April 26, 2007 among the Company, Ventas Realty, Merrill Lynch Capital Corporation, as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners, and the lenders referred to therein.

10.2	Purchase Agreement dated April 26, 2007 between the Company, Ventas Realty and the Purchasers named therein.

10.3	Registration Rights Agreement dated as of April 26, 2007 among the Company and the Purchasers named therein.

99.1	Press release issued by the Company and Sunrise REIT on April 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: May 1, 2007	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief
Administrative Officer, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Designation of Relative Rights, Preferences, Limitations and Other Rights of Series A Senior Preferred Stock of the Company.

4.2	Form of Letter Agreement dated April 26, 2007 between the Company and Purchasers of the Shares relating to a limited waiver of the provisions of Article XII of the Certificate of Incorporation, as amended, of the Company.

10.1	Interim Loan and Guaranty Agreement dated as of April 26, 2007 among the Company, Ventas Realty, Merrill Lynch Capital Corporation, as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners, and the lenders referred to therein.

10.2	Purchase Agreement dated April 26, 2007 between the Company, Ventas Realty and the Purchasers named therein.

10.3	Registration Rights Agreement dated as of April 26, 2007 among the Company and the Purchasers named therein.

99.1	Press release issued by the Company and Sunrise REIT on April 26, 2007.